Exhibit 10.3

                                SELLING AGREEMENT

            This Selling Agreement is made as of the 1st day of April, 2006, by and between Man Investments (USA) Corp. ("Man USA") and Man Investments Inc. (the "Selling Agent").

                                   WITNESSETH:

            WHEREAS, Man USA acts as general partner and/or sponsor of several collective investment vehicles organized or to be organized to trade and invest in securities, commodities and other financial instruments, as listed in Schedule A attached hereto, as such schedule may be amended by Man USA from time to time (the "Funds");

            WHEREAS, each Fund offers, sells and issues beneficial ownership interests in such Fund ("Interests") for sale in an offering exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder (together, the "1933 Act");

            WHEREAS, the Selling Agent has agreed to assist, as non-exclusive selling agent, in the offer and sale of Interests in the Funds on a reasonable efforts basis without any firm underwriting commitment;

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

            Section 1. Representations and Warranties of Man USA. Man USA represents and warrants to the Selling Agent as follows:

            (a) All action required to be taken by each Fund as a condition to the sale of the Interests to qualified subscribers therefor has been, or prior to each month-end or quarter-end closing, as the case may be, will have been, taken; and, upon payment of the consideration therefor specified in all accepted Subscription Agreements, the Interests will constitute valid equity interests in the relevant Fund. The description of the Interests in the relevant Fund's current private placement memorandum (as amended or supplemented from time to time, the "Memorandum") is accurate and complete in all material respects.

            (b) Each Fund is duly organized pursuant to and validly existing under the laws of the state in which it was formed or organized, with full power and authority to engage in the trading described in its respective Memorandum.

            (c) Man USA is duly organized, validly existing and in good standing under the laws of the State of Illinois.

            (d) Man USA has full power and authority under applicable law to perform its obligations under this Agreement.


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            (e) As of the date of each Memorandum, the Memorandum complies in all material respects with the Commodity Exchange Act ("CEA"), the 1933 Act and the disclosure regulations issued under the CEA and does not contain any material misstatement or omission.

            (f) Man USA has duly and validly authorized, executed and delivered this Agreement, and this Agreement shall constitute binding and enforceable obligations of Man USA in accordance with its terms.

            (g) The execution and delivery of this Agreement, the incurrence of the obligations set forth in this Agreement and the consummation of the transactions contemplated herein and in the Memorandum will not constitute a breach of or default under any instrument by which Man USA is bound or any order, rule or regulation applicable to Man USA of any court or any governmental body or administrative agency having jurisdiction over Man USA.

            (h) Man USA has all Federal and state governmental, regulatory and exchange approvals and licenses, and has effected all filings and registrations with Federal and state governmental agencies required to conduct its business and to act as described in this Agreement or required to perform its obligations as described under this Agreement (including, without limitation, registration as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and membership in the National Futures Association ("NFA") in that capacity).

            (i) None of the Funds requires any Federal or state governmental, regulatory or exchange approvals or licenses, nor does any Fund need to effect any filings or registrations with any Federal or state governmental agencies in order to conduct its business and to act as contemplated by the relevant Memorandum and to issue and sell the Interests (other than filings relating solely to the offering of the Interests).

            (j) None of Man USA nor any of the members, directors, officers or beneficial owners of ten percent or more of any class of equity securities of Man USA is subject to any statutory disqualification relating to the offer or sale of private placements of securities.

            Section 2. Offering and Sale of Interests; Representations, Warranties and Covenants of the Selling Agent.

            (a) The Selling Agent hereby is appointed as a non-exclusive selling agent of the Funds listed on Schedule A hereto, as such Schedule may be amended by Man USA at any time and from time to time, during the term herein specified for the purpose of finding acceptable subscribers for Interests through a private placement. Subject to the performance by Man USA of its obligations to be performed hereunder and to the completeness and accuracy in all material respects of all the representations and warranties of Man USA contained herein, the Selling Agent hereby accepts such agency and agrees on the terms and conditions set forth herein and in each relevant Memorandum to use reasonable efforts during the term hereof to find acceptable selling agents and subscribers for the Interests, to introduce such subscribers to the Funds and to provide or cause acceptable selling agents to provide ongoing services ("Ongoing Services") to such investors for the duration of their investments in the Funds, including, without limitation, advising investors of the respective net asset values of their Interests and the relevant


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Funds, advising investors with respect to making additional capital contributions to the Funds or redemptions of Interests, providing information to investors regarding general market conditions, and such other matters as agreed upon by Man USA and Selling Agent from time to time. It is understood that the Selling Agent has no commitment with regard to the sale of the Interests other than to use reasonable efforts. It is understood that the Selling Agent's agreement to use reasonable efforts to find acceptable subscribers for the Interests shall not prevent it from acting as a selling agent or underwriter for the securities of other issuers which may be offered or sold during the term hereof. The agency of the Selling Agent hereunder shall continue until the termination of this Agreement. Any sales of Interests made prior to the date hereof by the Selling Agent shall be deemed made pursuant to this Agreement.

            (b) As compensation for the Selling Agent's services hereunder, the Selling Agent shall receive from Man USA commissions with respect to Interests sold by the Selling Agent or by sub-agents engaged by the Selling Agent and outstanding with respect to which Man USA receives management fees ("Eligible Interests") in the amounts set forth next to each relevant Fund's name on Schedule A hereto, as such Schedule may be amended by Man USA at any time and from time to time. Such compensation will be calculated monthly and paid in respect of Eligible Interests outstanding at the end of each quarter as soon as practicable after Man USA has received its compensation at the end of such quarter. Man USA may discontinue paying compensation to the Selling Agent if, at any time, (i) the Selling Agent is not appropriately registered in all capacities necessary to receive such compensation, (ii) the Selling Agent breaches any representation, warranty or covenant contained in this Agreement, as determined by Man USA in its sole discretion, or (iii) with respect to any Fund that is principal protected, such Fund is in principal protection mode and is no longer actively trading.

            All subscriptions are subject to acceptance or rejection, in whole or in part, in Man USA's sole discretion, and no compensation shall be due in respect of rejected subscriptions.

            Notwithstanding the foregoing, the Selling Agent shall not be entitled to any compensation in respect of a sale to any investor if Man USA determines that another authorized selling agent of the Fund is primarily responsible for or should otherwise be credited with such sale. In making this determination, Man USA will endeavor to act fairly. Any dispute regarding compensation shall be conclusively resolved by Man USA.

            (c) In connection with the offer and sale of Interests and the provision of Ongoing Services to investors in the Funds, the Selling Agent represents to Man USA that (i) it and all of its personnel involved in the activities contemplated hereunder have complied and will comply fully with the instructions of Man USA and all applicable laws (including, but not limited to, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the 1933 Act, the CEA, the Securities Exchange Act of 1934, as amended) and the rules of the NASD, SEC, CFTC, NFA, state securities administrators and any other regulatory or self-regulatory body, (ii) it and all of its personnel involved in the activities contemplated hereunder have all governmental, regulatory and self-regulatory registrations, approvals, memberships and licenses required to perform its obligations under this Agreement and to receive compensation therefor (including registration as a broker-dealer with the SEC and with the relevant regulatory authority in each state in which it will solicit investors and appropriate registration with the CFTC) and it


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will maintain all such registrations, approvals, memberships and licenses during the term of this Agreement and for such time as the Selling Agent shall receive compensation hereunder, (iii) it is validly existing in the state in which it was organized and has full power and authority to perform its obligations under this Agreement, (iv) this Agreement has been duly and validly authorized, executed and delivered on its behalf and constitutes its binding and enforceable obligation in accordance with its terms, (v) the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and in each Memorandum will not constitute a breach of, or default under, its organizational or charter documents, under any instrument by which it is bound or under any order, rule or regulation applicable to it or any court or any governmental body or administrative agency having jurisdiction over it, and (vi) neither the Selling Agent nor any of its officers, directors or principals is a person who (1) is subject to an SEC order issued under Section 203(f) of the Advisers Act, (2) has been convicted within the previous 10 years of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A)-(D) of the Advisers Act, (3) has been found by the SEC to have engaged, or has been convicted of engaging in any of the conduct specified above, (4) is subject to any order, judgement or decree issued by the SEC pursuant to Section 203(e)(3) of the Advisers Act, or
(5) is disqualified by statute from being involved, directly or indirectly, in the private placement of securities. The Selling Agent agrees to notify Man USA promptly if any change occurs which would make the any of the above representations inaccurate or incomplete.

            In respect of prospective subscribers directly solicited by the Selling Agent, the Selling Agent agrees not to solicit investment from or recommend the purchase of interests to any prospective subscriber unless the Selling Agent has reasonable grounds to believe, on the basis of information obtained from the prospective subscriber concerning, among other things, the prospective subscriber's investment objectives, other investments, financial situation and needs, that (i) the prospective subscriber can afford to bear the risk of a total loss of the subscriber's investment in the Fund, (ii)the prospective subscriber has sufficient financial knowledge and experience to be capable of evaluating the risks and merits of an investment in the Fund (either alone or together with such subscriber's financial adviser(s), other than the Selling Agent), (iii) the prospective subscriber qualifies as an acceptable subscriber on the basis set forth in the relevant Memorandum and Subscription Agreement relating to that Fund, is not on the List of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the United States Department of Treasury and does not reside or have a business in any jurisdiction identified by the Office of Foreign Assets Control, and (iv) an investment in Interests is suitable for the subscriber. The Selling Agent shall certify in writing that it has made all such determinations in each Subscription Agreement it submits in respect of a direct prospective subscriber; provided, however, that such determinations shall not be binding on Man USA.

            (d) The Selling Agent agrees that in connection with its solicitation of prospective subscribers, it will provide each prospective subscriber with: (i) a current copy of each relevant Memorandum, including all exhibits, attachments and appendices thereto and the most recent audited financial statements of the Fund (if any); and (ii) if Man USA is registered as an investment adviser under the Advisers Act, the most recent copy of Man USA's Form ADV, Part II, as required by Rule 204-3 under the Advisers Act, or such other written disclosure statement that satisfies Rule 204-3, as provided by Man USA to the Selling Agent. Man USA


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agrees to provide the Selling Agent, at each relevant Fund's expense, such number of the foregoing documents as the Selling Agent may require to fulfill its obligations to distribute such documents to prospective subscribers.

            (e) Neither the Selling Agent nor Man USA shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise or recommend the purchase of Interests; provided, however, the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Interests shall not be prohibited hereby.

            (f) The Selling Agent shall not accept compensation from any person or entity other than Man USA, the relevant Fund or the relevant Fund's futures or securities broker in respect of the sale of Interests.

            (g) The Selling Agent will engage sub-agents to assist it in the sale of Interests. The Selling Agent, and not Man USA or any Fund, shall be responsible for all actions and omissions of and all compensation for any sub-agent. The Selling Agent shall be solely and exclusively responsible for satisfaction of its duties hereunder and for compliance with all legal and regulatory requirements applicable to its activities and the supervision of the activities of its agents, servants, employees, partners and principals, including, without limitation, registration of all persons required to be registered and sub-agent compliance with the AML Laws, Regulations and Policies defined in (j) below.

            (h) The Selling Agent shall not utilize any solicitation material regarding any Fund except solicitation material approved in writing in advance or prepared by Man USA and shall not make any oral or written representations to investors or prospective investors not contained in such solicitation material, in each case unless approved in writing in advance by Man USA. The Selling Agent shall not employ any general means of solicitation (e.g., no cold calls, large group meetings, seminars or advertisements). In performing its services hereunder, the Selling Agent shall have no authority to bind Man USA or any Fund in any way, unless consented to in writing in advance by the person to be so bound.

            (i) The Selling Agent shall maintain the confidentiality of all information regarding any investor disclosed to the Selling Agent by Man USA or a Fund and shall not use or disclose any such information other than to carry out the purposes for which the information is disclosed, including, without limitation, for the Selling Agent to provide Ongoing Services to such investors and for the Selling Agent to carry out its obligations hereunder in the ordinary course of its business.

            (j) Notwithstanding anything to the contrary in this Selling Agreement, the Selling Agent: (i) maintains anti-money laundering policies that comply with the USA Patriot Act and applicable Federal anti-money laundering regulations, including steps to verify the identity of prospective subscribers ("AML Laws, Regulations and Policies"); (ii) complies with AML Laws, Regulations and Policies; (iii) will promptly deliver to Man USA's Money Laundering Reporting Officer notice of any AML Laws, Regulations and Policies violation, suspicious activity, suspicious activity investigation or filed Suspicious Activity Report that


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relates to any prospective subscriber for, or purchaser of, Fund Interests; and
(iv) will cooperate with Man USA and deliver information reasonably requested by Man USA concerning subscribers that purchased Interests sold by Selling Agent necessary for Man USA or its affiliates to comply with AML Laws, Regulations and Policies.

            Section 3.  Covenants of Man USA.

            (a) Man USA will notify the Selling Agent of any material criminal, civil or administrative proceedings against or involving Man USA or any Fund or of the issuance by any Federal or state regulatory body of any order suspending the effectiveness of the registration or NFA membership of Man USA.

            (b) Man USA will furnish to the Selling Agent a copy of each amendment or supplement to any Memorandum, as from time to time is necessary, in Man USA's opinion, to comply with the 1933 Act or the CEA.

            Section 4.  Indemnification.

            Man USA shall indemnify, hold harmless and defend the Selling Agent and its employees, principals, stockholders, directors, officers, and agents and their respective successors and assigns, from and against any loss, liability, claim, demand, damage, cost, and expense, joint or several (including reasonable attorneys' and accountants' fees and expenses and including any investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement provided that in the case of a settlement Man USA shall have approved such settlement), resulting from a demand, claim, lawsuit, action or proceeding arising out of this Agreement, any selling agreement entered into by the Selling Agent with sub-agents, or the offer and sale of Interests, including any untrue statement or alleged untrue statement of a material fact contained in a Memorandum, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that Man USA shall not indemnify and hold harmless the Selling Agent, or its employees, principals, stockholders, directors, officers, or agents for any such loss, claim, damage, liability, cost or expense relating to, based upon, or arising out of an act or omission by the Selling Agent, its employees, principals, stockholders, directors, officers, or agents constituting negligence, misconduct, a violation of law or a material breach of a representation or covenant contained in this Agreement.

            The Selling Agent shall indemnify, hold harmless, and defend Man USA and each Fund and their respective affiliates, employees, principals, members, stockholders, directors, officers, and agents, and their respective successors and assigns, from and against any loss, liability, claim, demand, damage, cost, and expense, joint or several (including reasonable attorneys' and accountants' fees and expenses and including any investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement provided in the case of a settlement the Selling Agent shall have approved such settlement), resulting from a demand, claim, lawsuit, action or proceeding arising out of an act or omission by the Selling Agent, its employees, principals, stockholders, directors, officers or agents constituting negligence, misconduct, a violation of law or a material breach of a representation or covenant contained in this Agreement.


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            In no case shall an indemnifying party be liable under this
Agreement with respect to any claim made against any indemnified party unless such indemnifying party shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this Agreement. Such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party or parties, defendant or defendants therein. In the event that such indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnifying party or parties, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by it or them.

            The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party. The foregoing indemnity provisions shall not increase the liability of any investor to a Fund beyond the amount of such investor's capital and profits (exclusive of distributions or other returns of capital, including redemptions).

            Section 5. Payment of Expenses and Fees. Man USA and the Selling Agent shall bear their own expenses relating hereto (except as provided in Section 4).

            Section 6. Conditions of Closing. The obligations of each of the parties hereunder at each closing date for the sale of Interests are subject to the accuracy of the representations and warranties of the other parties hereto (which shall be deemed to be repeated at each closing date), to the performance by such other parties of their respective obligations hereunder and to the delivery of such certificates and other documents as any party shall reasonably request.

            Section 7. Status of Parties. In selling Interests in each Fund, the Selling Agent is acting solely as independent agent for Man USA and the Fund and not as principal.

            Section 8. Representations, Warranties and Agreements to Survive Closing. All representations, warranties, indemnities, and agreements contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Selling Agent or Man USA, or any person who controls any of the foregoing, and shall survive each closing date in the form restated and reaffirmed as of such closing date.

            Section 9. Term and Termination. This Agreement may be terminated by Man USA or the Selling Agent at any time by such party giving ten days notice to the other party hereto to such effect. The indemnity provisions of this Agreement shall survive the termination of this Agreement with respect to any matter covered by such indemnification. Subject to the provisions of Section 2(b) hereof, the termination of this Agreement shall not affect any obligations of Man USA to compensate Selling Agent hereunder with respect to Interests sold prior to such termination.


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            Section 10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it shall be in writing and signed by the party against whom enforcement is sought.

            Section 11. Headings. Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning of interpretation hereof.

            Section 12. Amendment; Waiver. This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

            Section 13. Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service, postage prepaid mail, telecopy, telex, telegram or other similar means and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as set forth below (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

            if to Man USA:

                  MAN INVESTMENTS (USA) Corp.
                  123 N. Wacker Drive
                  28th Floor
                  Chicago, Illinois  60606
                  Attention:  Legal and Compliance
                  Fax:  312/881-6678

            if to the Selling Agent:

                  MAN INVESTMENTS INC.
                  123 N. Wacker Drive
                  28th Floor
                  Chicago, Illinois  60606
                  Attention: Legal and Compliance
                  Fax:  312/881-6678

            Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.

            Section 15. Consent to Jurisdiction. The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the City of Chicago and State of Illinois. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable


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arbitral body located  within the City of Chicago and State of Illinois.
 The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate before any applicable arbitral body, located within the City of Chicago and State of Illinois.

            Section 16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            Section 17. Parties. This Agreement shall inure to the benefit of and be binding upon the Selling Agent, Man USA and each Fund and such parties' respective successors to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or entity. Notwithstanding the foregoing, this Agreement may not be assigned or delegated by a party without the prior written consent of the other party. No purchaser of an Interest shall be considered to be a successor or assign solely on the basis of such purchase.

            Section 18. Defined Terms. Capitalized terms used herein, unless otherwise indicated, shall have the meanings attributed to them in the relevant Memorandum.


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            IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first written above.


                               MAN INVESTMENTS (USA) CORP.


                               By:
                                       -----------------------------------
                                       Name:  Steven Zoric
                                       Title: Vice President and Secretary




                               MAN INVESTMENTS INC.


                               By:
                                       -----------------------------------
                                       Name:  John M. Kelly
                                       Title: President and CEO






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